Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
D-Wave Quantum Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities
Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Shares, $0.0001 par value	457(c)	35,000,000	$2.03(1)	$71,050,000	0.0001476	$10,486.98
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts				$71,050,000		$10,486.98
	Total Fees Previously Paid						$-
	Total Fee Offsets						$775.97(2)
	Net Fee Due						$9,711.01
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	D-Wave Quantum Inc.	S-1	333-269732	February 13, 2023		$775.97	Equity	Common Shares, $0.0001 par value	(2)	$7,041,482.00
Fees Offset Sources	D-Wave Quantum Inc.	S-1	333-269732		February 13, 2023						$4,358.41(2)
(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Shares as reported on March 27, 2024, which was approximately $2.03 per share.
(2)D-Wave Quantum Inc. (the “Registrant”) previously paid registration fees in the aggregate of $775.97 with respect to the Registration Statement on Form S-1, as amended (File No. 333-269732), which registered 35,000,000 Common Shares for a proposed maximum aggregate offering price of $39,550,000 (the “Prior Registration Statement”). The Prior Registration Statement was not fully used and 6,231,400 Common Shares were not sold, resulting in an unsold aggregate offering amount of $7,041,482. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.